Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements pertaining to the 401(k) Retirement Plan of Axsys Technologies, Inc. of our Report dated April 2, 2004 with respect to the financial statements of Telic Optics, Inc, included in this Current Report on Form 8-K/A of Axsys Technologies, Inc. dated May 14, 2003.

•                  Registration Statements (Form S-8 No. 333-39574)

•                  Registration Statements (Form S-8 No. 333-43389)

•                  Registration Statements (Form S-8 No. 33-9559)

•                  Registration Statements (Form S-8 No. 033-79996)

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Hartford, Connecticut
May 14, 2004